Exhibit 10.9

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

PARTNERSHIP AGREEMENT

THIS AGREEMENT is made and entered into this 3rd day of November, 2003, by and between Website Pros, Inc. (“Company”), a Delaware corporation located at 12735 Gran Bay Parkway West, Building 200, Jacksonville, FL 32258 and Discover Financial Services, Inc. (“DFSI”), a Delaware Corporation, located at 2500 Lake Cook Road, Riverwoods, IL 60015.

RECITALS

WHEREAS, DFSI has a network of merchants to which DFSI would like to offer Company’s products and/or services;

WHEREAS, Company provides Website Design, Internet Promotion, and related website hosting products/services;

WHEREAS, The parties desire to enter into a co-promotional relationship pursuant to which DFSI can promote Company and Company products to its Merchants, employees of Merchants, DFSI employees and the employees of its parent company, Morgan Stanley and customers and clients of Morgan Stanley and its affiliate and subsidiary companies.

WHEREAS, The parties desire to share applicable revenues from the promotion, distribution, and sale of Company products and/or services to DFSI Customers in accordance with this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, DFSI and Company agree as follows:

TERMS

DEFINITIONS. Whenever used in this Agreement with the initial letter capitalized, the following terms (and all conjugations thereof) will have the following specified meanings:

“Confidential Information” means any and all information related to the services and/or business of a Party including any trade secrets and that is treated as confidential or secret by the Party (that is, it is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy) including, but not limited to, the terms and conditions of this Agreement. “Confidential Information” shall not include information (a) already lawfully known to or independently developed by the receiving party, (b) disclosed in published materials by a party which has the right to publish such information (c) generally known to the public, or (d) lawfully obtained from any third party without any obligation of confidentiality.

“DFSI Customer” means any Merchant, any employee of a Merchant, Discover Cardmember, DFSI employee, employee of Morgan Stanley, and customers and clients of Morgan Stanley and its affiliate and subsidiary companies.

“Marks” means all domain names, trademarks, trade names, service marks, logos and slogans associated with a Party’s products and/or services as set forth in Exhibit A and Exhibit B attached hereto.

“Merchant” means any business entity that accepts Discover Card as a form of payment.

“Net Collected Monies” means the monies collected by DFSI or Company as payment for services rendered by company. This is the total dollars received, less chargebacks, policy adjustments, ACH returns, Company issued credits and refunds, and third party processing fees.

“Party” means any corporation, partnership, limited liability company or other entity that is a signatory to this Agreement.

“Third Party” means a natural person, corporation, partnership, limited liability company or other entity other than a Party to this Agreement.

AGREEMENTS

DFSI and Company agree as follows:

1.	Promotion.

1.1	Promotion of Company and Company Products.

Commencing as of the Effective Date and as agreed by both parties, DFSI agrees to promote Company and Company Products to selected DFSI Customers.

1.2	Promotional Material.

Each Party requires that each use of its Marks be in accordance with the identifiers provided in “Exhibit A”, in the case of DFSI, and “Exhibit B”, in the case of Company. Prior to the release of any marketing, advertising, or other materials that reference or include the other Party or the other Party’s Marks, the releasing party shall submit a request for approval to the other Party together with samples of the materials to be released. Neither Party shall release any such material prior to receiving the other Party’s written approval thereof.

2.	Program Marketing.

The products and/or services provided by Company through this Partnership Agreement shall be marketed and promoted in accordance with Mutual Marketing Plan in “Exhibit C” attached hereto.

3.	Customer Information.

DFSI and Company understand that, in the ordinary course of their business, they may collect data that is substantially similar, such as the name, address, and billing information, provided by or directly obtained from their customers. DFSI and Company agree that any such data, provided by or obtained directly from customers will be considered the Confidential Information of the party that collects or obtains such data. DFSI and Company agree that such information will be used only for the promotional purposes set forth in this Agreement and for no other purposes.

4.	Order Fulfillment.

Company will collect and process all orders placed for the products and/or services as described in “Exhibit D” attached hereto.

5.	Technical & Customer Support.

Company shall provide technical and customer support in accordance with the Service Level Agreement described in “Exhibit E” attached hereto.

6.	Commissions/Referral Fees/Billing Services.

Company will pay DFSI commissions in an amount equal to a percentage of the Net Collected Monies received from the Merchants that are generated from DFSI customers in accordance with this Agreement, based on the schedule listed below. Net Collected Monies collected by DFSI via its billing methods will be paid to Company within [*] for the billing file receipt date, net of its commissions. Company will pay DFSI commissions on the Net Collected Monies collected by Company via its billing methods within [*] of the end of the calendar month in which these funds were received by the Company from the Merchant. The commission schedule is as follows:

•	Net Collected Monies from $[*] – $[*] in a month: [*]%;

•	Net Collected Monies from $[*] to $[*] in a month: [*]%; and

•	Net Collected Monies greater than $[*] in a month: [*]%

DFSI agrees to report [*]% of all DFSI initiated credits, policy adjustments, and ACH rejects or returns in an expeditious manner as the ACH returns are made available occurring with the Merchant and all such events reported regardless of time period will be deducted from any Net Collected monies regardless of when revenues are billed and reported. DFSI agrees to also provide the following billing services pursuant to this agreement:

(a)	Within [*] business days after the end of each [*] in which DFSI collects money from DFSI Merchants on behalf of Company, DFSI will send Company via electronic mail a report which includes all billing activities including collected accounts, policy adjustments, credits, ACH returns and other transactions that impact Net Collected Monies that took place in the prior month including Merchant names and account numbers.

(b)	Settlement and payment of Net Collected Monies for any specific month within [*] of the end of that [*].

7.	Reports.

Company shall provide monthly reports to DFSI, in a form and format reasonably designated by DFSI to: 1) facilitate DFSI’s billing of DFSI Merchants for Online Services; and 2) provide results for each DFSI Merchant account contacted by Company for the purpose of selling Online Services.

8.	Audit.

Each Party shall maintain accurate records sufficient to substantiate all amounts paid or owed to the other Party pursuant to this Agreement. Either Party, at its own expense, and upon [*] advance notice to the other Party, shall have the right, but not more than once during any [*] period, to examine or audit such records in order to verify the figures reported in any report hereunder and the amounts owed to such Party. The audited records as well as the results of any such audit shall be considered Confidential Information as set forth in this Agreement. In the event that any such audit shall reveal an underpayment of the amount due to DFSI, Company will remedy such underpayment and the cause for such underpayment immediately and reimburse DFSI for the actual out-of-pocket costs and expenses of such audit.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

9.	Relationship of the Parties.

9.1	Independent Contractors.

DFSI and Company are entering into this Agreement as independent contractors only. Nothing in this Agreement herein will create any employment relationship between the Parties. Neither Party will have the authority to enter into contracts, assume, create or incur any obligation or liability or make agreements of any nature whatsoever for, in the name of, or on behalf of, the other Party.

9.2	Most Favored Client.

Company agrees to treat DFSI and their “Most Favored Client” meaning that Company will not enter into an agreement for the same or similar services with competitors of DFSI unless the products and services offered through such agreement are equal to or clearly less favorable in regards to pricing, promotion, products, and services than those provided in this Agreement, based on comparable commission rates paid to a DFSI competitor for these services.

10.	Licenses and Restrictions.

10.1	Licenses.

(a)	To the extent that use of DFSI’s Marks by Company is provided herein, DFSI grants Company a limited, personal, nonexclusive, nontransferable non-sub-licensable license to use DFSI’s Marks: (i) in links to or from a DFSI web site or page, (ii) in conjunction with any Co-branded web site or page, and (iii) in or on Promotional Material, provided that such uses are necessary to perform as contemplated by this Agreement and are expressly approved by DFSI

(b)	To the extent the use of Company’s Marks by DFSI is provided herein, Company grants DFSI a limited, personal, nonexclusive, nontransferable non-sub-licensable license to use Company Marks: (i) in links to or from a Company web site or page, (ii) in conjunction with any Co-branded web site or page, and (iii) in or on Promotional Material, provided that such uses are necessary to perform as contemplated by this Agreement and are expressly approved by Company.

10.2	Trademark Restrictions.

The Mark owner may terminate the foregoing trademark license if, in its discretion, the licensee’s use of the Marks tarnishes, blurs or dilutes the quality associated with the Marks and such problem is not cured within [*] notice of breach. Title to and ownership of the owner’s Marks shall remain with the owner. The licensee shall use the Marks exactly in the form provided and in conformance with any trademark usage policies provided to such Party. The licensee shall not take any action inconsistent with the owner’s ownership of the Marks, and any benefits accruing from use of such Marks shall automatically vest in the owner. Neither Party shall create any combination Marks with the other Party’s Marks. The license granted by the Mark holder does not include any ownership interest in its Mark or intellectual property and does not include the right to modify or alter in any way such Mark.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

10.3	Limits.

There are no implied licenses under this Agreement, and any rights not expressly granted to a licensee hereunder are reserved by the licensor or its suppliers. Neither Party shall exceed the scope of the licenses granted hereunder.

11.	Representations and Warranties.

11.1	DFSI.

DFSI represents and warrants to Company that: (1) DFSI has the power and authority to enter into and perform its obligations under this Agreement, (2) DFSI has the full and exclusive right to grant or otherwise permit Company to use DFSI’s Marks in accordance with the terms of this agreement. If DFSI’s intellectual property rights, including, without limitation, DFSI’s Marks, are alleged or held to infringe the intellectual property rights of a third party, DFSI shall, at its own expense, and in its sole discretion, (i) procure for Company the right to continue to use the allegedly infringing intellectual property or (ii) replace or modify the intellectual property to make it non-infringing; provided, however, if neither option is possible or economically feasible and if the inability to use intellectual property would cause a material breach of this Agreement, Company may terminate this Agreement in accordance with section 15 of this Agreement.

11.2	Company.

Company represents and warrants to DFSI that: (1) Company has the power and authority to enter into and perform its obligations under this Agreement; and (2) Company has the full and exclusive right to grant or otherwise permit DFSI to use Company’s Marks. If Company’s intellectual property rights, including, without limitation, Company’s Marks are alleged or held to infringe the intellectual property rights of a third party, Company shall, at its own expense, and in its sole discretion, (i) procure for DFSI the right to continue to use the allegedly infringing intellectual property, or (ii) replace or modify the intellectual property to make it non-infringing; provided, however, if neither option is possible or economically feasible and if the inability to use such intellectual property would cause a material breach of this Agreement (as determined by DFSI), DFSI may immediately terminate this Agreement in accordance with section 15 of this Agreement.

12.	Confidentiality.

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it shall take steps, which shall include, at a minimum, the steps it takes to protect its own Confidential Information, to prevent the duplication or disclosure of Confidential Information. Except as expressly permitted by this Agreement, all Confidential Information shall be held and protected by the recipient in strict confidence, shall be used by the recipient only as required to render performance or to exercise rights and remedies under this Agreement, and shall not be disclosed to any other third parties without the prior written consent of the owner of the Confidential Information thereof. Each Party agrees that it will use the other Party’s Confidential Information solely in connection with the aforementioned discussions and that it will not, except as required by law, disclose any of the other Party’s Confidential Information to any of its affiliates, directors, officers or employees, or to any Third Party, except on a “need to know” basis to perform such Party’s obligations hereunder, who shall each agree to comply with the terms of this Section 12. Each Party shall retain exclusive ownership and use of its Confidential Information with the right to demand return or proof of destruction of Confidential Information from the other Party at any time.

Each Party may disclose the Confidential Information of the other Party in response to a request for disclosure by a court or another governmental authority, including a subpoena, court order, or audit-related request by a taxing authority, if that party: (i) promptly notifies the other Party of the terms and the circumstances of that request, (ii) consults with the other Party, and cooperates with the other Party’s requests to resist or narrow that request, (iii) furnishes only information that, according to written advice of its legal counsel, that the Party is legally compelled to disclose, and (iv) uses efforts to obtain an order or other reliable assurance that confidential treatment will be accorded the information disclosed.

13.	Performance of Duties; Limitation of Liability; Disclaimer; Indemnification.

13.1	Performance of Duties.

Company agrees to perform all duties and provide all products and services under this agreement in a commercially acceptable manner. Additionally, Company agrees to comply with the Service Level Requirements set forth in Exhibit E of this Agreement.

13.2	Limitation of Liability.

In no event shall either Party be liable to the other Party for any loss of profits, loss of business, loss of use or data, interruption of business, or for indirect special, incidental, exemplary, multiple, punitive or consequential damages of any kind, whether based on contract, tort (including without limitation, negligence), warranty, guarantee or any other legal or equitable grounds, even if such Party has been advised of the possibility of such damages. In no event will either Party be liable to the other Party for any representation or warranty made end user/consumer or Third Party by the other Party. These limitations shall survive and apply notwithstanding the validity of the limited remedies provided for in the Agreement. The limitations set forth in this Section 13.2 shall not apply to the Parties’ indemnification obligations set forth in section 13.4 below and shall not affect either Party’s right to seek injunctive relief.

13.3	Disclaimer.

Except as expressly set forth in the Agreement, neither party makes, and each Party hereby specifically disclaims, any representations or warranties regarding Company’s products and/or services or otherwise relating to these Agreement, including any implied warranty of merchantability or fitness for a particular purpose and implied warranties arising from course of dealing or course of performance.

13.4	Indemnity.

Each Party agrees to indemnify, and hold harmless the other Party and its officers, directors, employees, agents, successors and assigns from and against any and all losses, liabilities, damages, penalties and claims and all related costs and expenses (including attorney’s fees) related to claims made by Third Parties against the indemnified party arising from allegations that the indemnifying party’s Marks or other intellectual property infringe the patents, copyrights, trademarks, or service marks or other intellectual property rights of such Third Parties. Each Party agrees to promptly notify the indemnifying party in writing of any indemnifiable claim. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and its attorneys in the investigation, trial, defense and settlement of such claim and any appeal arising therefrom. The indemnified party may participate in such investigation, trial, defense and settlement of such claim and any appeal arising therefrom, through its attorneys or otherwise, at its own cost and expense. No settlement of a claim shall be entered into without the consent of the indemnified party, which consent will not be unreasonably withheld, unless the settlement includes an unconditional general release of the indemnified party.

14.	Obligations of the Parties.

14.1	DFSI’s Obligations.

In performing under this Agreement, DFSI shall:

(a)	Comply with all applicable laws and regulations;

(b)	Not use the trademarks, trade names, service marks, or logos of Company except as expressly authorized by Company;

(c)	Not create, publish or distribute any written material that makes reference to Company without first obtaining its consent.

14.2	Company’s Obligations.

In performing under this Agreement, Company shall:

(a)	Comply with industry standards for providing and/or distributing Company’s products and/or services

(b)	Comply with all applicable laws and regulations;

(c)	Not use the trademarks, trade names, service marks, or logos of DFSI except as expressly authorized by DFSI

(d)	Not create, publish or distribute any written material that makes reference to DFSI except as expressly authorized by DFSI

(e)	Provide proof of and hold general liability insurance coverage in an amount of not less than $[*].

15.	Term and Termination.

15.1	Term.

The initial term of this Agreement shall be [*] from the Effective Date of this Agreement (the “Term”) and may renew for separate, consecutive [*] terms only upon the written, signed authority of both parties.

15.2	Termination.

This Agreement may be terminated by the Parties as follows: (a) either Party may terminate this Agreement at any time in the event of a material breach by the other Party of this Agreement that remains uncured [*] after the breaching Party’s receipt of written notice of the breach; (b) either Party may terminate this Agreement immediately if the other Party is unable to pay its debts as due, or enters into or files (or has filed or commenced against it) a petition, arrangement, action or other proceeding seeking relief or protection under the bankruptcy laws of the United States or similar laws of the United States or any state of the United States; and (c) either Party may terminate this Agreement, at its option and for any reason without cause or penalty, upon [*] written notice to the other Party.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

15.3	Effects of Expiration or Termination.

Upon any expiration or termination of this Agreement, (a) DFSI will cease and discontinue all promotions of Company and Company products and/or services, including any promotional materials which include Company; (b) all commissions/referral fees earned by DFSI prior to the date of any such expiration or termination will be paid to DFSI according to the terms of this Agreement; if DFSI terminates the Agreement; or within [*] of the termination if Company terminates the Agreement; (c) Company shall no longer use any DFSI Customer lists to market Company products and/or services and shall, [*] of the termination return or provide proof of destruction of any such lists that Company has in its possession as of the date of said termination; (d) Company shall cease all marketing to DFSI Customers, remove any co-branded web sites or web sites referencing DFSI; (e) fulfill all remaining orders that have been placed as of the Termination Date by DFSI Customers in accordance with the Agreement; and (f) DFSI will continue to provide billing, collection, and related funds settlement services as defined in this agreement so long as there are active merchants participating in this program.

16.	General Provisions.

16.1	Entire Agreement.

The Agreement, including any Exhibits attached hereto, constitutes the entire understanding and agreement with respect to its subject matter, and supersedes any and all prior or contemporaneous representations, understandings and agreements whether oral or written between the Parties relating to the subject matter of this Agreement.

16.2	Severability of Provisions.

In the event that any provision of this Agreement is found to be invalid or unenforceable pursuant to judicial decree or decision by a court of competent jurisdiction, the remaining provisions shall nonetheless remain enforceable according to their terms and such invalid provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law, and enforced as amended.

16.3	Assignment.

Neither Party shall, directly or indirectly, though any sale, assignment, merger or other transaction or by operation of law, assign or transfer this Agreement or any of its rights hereunder, or delegate any of its obligations hereunder, to any Third Party without the prior written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of each Party and its permitted successors and assigns.

16.4	Governing Law.

This Agreement shall be governed by the laws of the State of Illinois without giving effect to applicable conflict of law provisions.

16.5	Taxes.

All fees and payments stated herein exclude, and each Party will pay, any taxes related to its exercise of its rights under this Agreement and any related duties, tariffs, imposts and similar charges.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

16.6	Designated Account Manager.

Within five (5) business days of the execution of this Agreement, each Party agrees to designate an account manager or supervisor who shall have primary responsibility of the day-to-day management of the duties required to effectively execute the terms and conditions of this Agreement. In the event that either Party should change account managers, that Party will promptly notify the other Party within five (5) business days of such change.

16.7	Incurred Costs.

Each Party hereto shall pay and be responsible for their own costs and expenses incurred or arising in connection with their own performance hereunder.

16.8	Modification.

No course of dealing between the Parties will be deemed effective to modify, amend or discharge any provision of this Agreement or any rights or obligations of any Party hereunder. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by both Parties.

16.9	Survivability.

Upon expiration or termination of this Agreement, all rights and duties of the parties terminate, except the following survive: sections, 10, 12, 13, and 15 of this Agreement. The parties must cooperate to fulfill all surviving obligations in a timely manner.

16.10	Notices.

All notices, requests, demands, and other communications hereunder must be in writing and will be deemed given if personally delivered or mailed, certified mail, return receipt requested, or sent by nationally recognized overnight carrier to the following address:

(1)	If to Company:	Website Pros, Inc.
Chief Financial Officer
12735 Gran Bay Parkway West
Jacksonville, FL 32258

(2)	If to DFSI:	Discover Financial Services, Inc.
	by US Mail	Attn: Gerry Wagner
2500 Lake Cook Road
Building 2, 3B
Riverwoods, Illinois 60015

	If to DFSI:	Discover Financial Services, Inc.
	by Overnight	Attn: Gerry Wagner
	Carrier	2500 Lake Cook Road
Building 2, 3B
Riverwoods, Illinois 60015

IN WITNESS WHEREOF, each of the Parties have duly caused this Agreement to be executed by its duly authorized officer as of the Effective Date set forth Above.

Discover Financial Services, Inc.		Approved as to Legal Form

By:	/s/ Gerry Wagner	[unintelligible]
Name:	Gerry Wagner	Signature
Title:	Vice President
Address:	2500 Lake Cook Road Building 2, 3B Riverwoods, Illinois 60015	10-9-03
Date

Attn:	____________________________________
(Company Name)	Website Pros, Inc.

By:	/s/ Kevin M. Carney
Name:	Kevin M. Carney
Title:	CFO
Address:	____________________________________ ____________________________________ ____________________________________

Attn:	____________________________________

Exhibit A

Discover Marks

NOTE: THIS EXHIBIT A MAY BE AMENDED FROM TIME TO TIME AS REQUIRED BY COMPANY AND ALL SUCH AMENDMENTS SHALL BE INCORPORATED HEREIN.

BUSINESS SERVICES

Exhibit B

Company Marks

Website Pros. Inc.

QuikPage

Visibility Online

NetObjects Fusion

NetObjects Matrix

Exhibit C

Mutual Marketing Plan

DFSI and Company shall work cooperatively to promote the sale or usage of the products and/or services offered by Company through this program. This plan may include, but is not limited to, the following:

•	Communication of Company’s Offer to DFSI Merchants.

•	Marketing Tests.

•	Exposure on DFSI’s web site (www.discoverbiz.com).

•	Exposure on Company’s web site (www.companysite.com).

•	Messaging on DFSI monthly merchant statements.

•	Inserts included in DFSI monthly merchant statements.

•	Use of DFSI Merchant Lists for Direct Mail, email, or telemarketing campaigns to DFSI Merchants.

•	Welcome letter promotions.

•	Details of co-branding elements: (i.e., web sites, Direct Mail pieces, etc.)

•	Minimum of [*] Merchant names. Company provided targeted industry categories will be included as part of the selection criteria but will not be limited to ensure quantity is achieved.

•	Reasonable Marketing channels and human resources will be provided to assist in testing of new price points, new products, new targeted prospect categories or new services associated with the Company offerings.

•	DFSI agrees to conduct at least [*] each of the following activities:

•	A sales contest for Company sales and customer care staff with incentives provided by DFSI.

•	A direct marketing effort to at least [*] merchants of Company’s products and services including either email marketing, direct mail marketing, and/or statement insert marketing.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit D

Company Products And/Or Services

Company agrees to display the Discover Card as the first credit card appearing on the site built on behalf of the Discover Merchant for all products offered by Company.

QuikPage Website Product

•	5 page Hosted Web Site with support (Up to 3 Content Pages, Map Page, & Contact Page) built on the Matrix Platform, with customer Self Edit capabilities.

•	Visibility Online – A strong Internet promotional package (see below for more information).

•	Infrastructure (Design, QA, Fulfillment, Customer Support, & Modifications by WSP)

•	Customer Service, and Technical Support to be done by Website Pros

•	Billing to be done by DFSI via Merchant Statement or relates processes or WSP via CC and ACH

•	Welcome calls & welcome kits to be provided by WSP

•	The product capabilities and features of this product may change from time to time without notice, and the most recent product description can always be found at www.qp.qpg.com

•	Pricing: $[*] per month (Annual Prepay Discount on DFSI Billing $[*], Annual Prepay Discount on Company Billing $[*]). Pricing can be modified by mutual agreement of the parties.

•	Position as a value offering ($2,000 of services for less than $[*]/year):

•	Risk Free Offer – Save over $[*] on Design & Set-up

•	Waiver of $[*] Design/Set-up Fee

•	First [*] Free (a $[*] value)

Visibility On-Line (Focus on matching local buyers with local merchants!)

•	Preferred Placement in a minimum of [*] of the Industry’s most prominent Internet Yellow Pages directories. Which directories are used at any given time may change subject to changes in the marketplace, but as of the time of this writing include Yahoo, Switchboard, and Citysearch. The most up to date list will be found at http://www.trafficbuilder.websitepros.com/.

•	Search Engine Registration & Submission to Top Search Engines

•	$[*] per month/ No [*] free

•	Position as a value offering – Save over [*]% off MSRP @[*] MTM, Save [*]% off MSRP with Annual Prepay ([*]).

Custom Web Design Services

Custom Advantage Site

•	$ [*] Set-up fee

•	$ [*] Recurring Monthly

•	10 Pages

•	5 E-Mail Accounts (5 MB, 5 Forwarders, 5 Autoresponders per Account)

•	10 GB/Month Data Transfer

•	80 MB Disk Storage

•	Site Manager (Administrative Web Site Control Panel)

Custom Premium Site

•	$ [*] Set-up fee

•	$ [*] Recurring Monthly

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

•	20 Pages

•	5 E-Mail Accounts (5 MB, 5 Forwarders, 5 Autoresponders per Account)

•	15 GB/Month Data Transfer

•	150 MB Disk Storage

•	Site Manager (Administrative Web Site Control Panel)

Enterprise Site

•	$ [*]

•	$ [*] Recurring Monthly

•	40 Pages

•	10 E-Mail Accounts (5 MB, 5 Forwarders, 5 Autoresponders per Account)

•	20 GB/Month Data Transfer

•	250 MB Disk Storage

•	Site Manager (Administrative Web Site Control Panel)

Ecommerce

Shopkeeper

•	Stand Alone Set-up fee – $[*]

•	Stand Alone Monthly fee – $[*]

•	Monthly fee (bundled) – $[*]

•	Product set-up fee 1-99 $[*] per product; [*] > $[*] per product

•	Products: [*]

Vendor

•	Stand Alone Set-up fee – $[*]

•	Stand Alone Monthly fee – $[*]

•	Monthly fee (bundled) –$[*]

•	Product set-up fee 1-99 $[*] per product; [*] > $[*] per product
•	Products: [*]

Merchant

•	Stand Alone Set-up fee – $[*]

•	Stand Alone Monthly fee – $[*]

•	Monthly fee (bundled) – $[*]

•	Product set-up fee 1-99 $[*] per product; [*] > $[*] per product

•	Products: [*]

Entrepreneur

•	Stand Alone Set-up fee – $[*]

•	Stand Alone Monthly fee –$[*]

•	Monthly fee (bundled) – $[*]

•	Product set-up fee 1-99 $[*] per product; [*] > $[*] per product

•	Products: over [*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit E

Service Level Agreement

Area of Service	Service Level Requirement
Web Site Performance	• 24/7 service, 365 days a year • Less than [*]% unscheduled downtime

System Performance Notification and Escalation

•      Notify Discover within [*] of scheduled downtime

•      Notify Discover within [*] of outage, and provide the following information:

•      Severity of Incident (High=Total Outage, Medium=Degradation of Service, Low=No Functional Impact)

•      Impact to Discover Merchants relative to orders and status tracking.

•      Estimated Time to Repair

•      Toll-free number for users to report system problems and request technical support

•      E-mail address for users to report system problems and request technical support

Customer Service – Users

Availability

•      Not less than Monday to Friday [*] ET except legal holidays

Phone Support Characteristics (Time to Respond)

•      Toll free line

•      [*]% within 60 seconds

•      [*]% within 5 minutes

•      Less than [*]% abandoned

Email Support Characteristics

•      Acknowledge [*]% of email immediately

•      Respond to [*]% of queries, complaints, and concerns within [*] of receipt and the remainder with status of issue and estimated time to resolve queries, complaints, and concerns within [*]

Customer Service – Discover (2nd level)	Availability • Monday to Friday [*] CT except legal holidays Phone Support Characteristics (Time to Respond) • Toll line • [*]% within 60 Minutes • [*]% returned telephone call within [*]

Document Request – Dispute Resolution	Response Time Make reasonable commercial efforts to maintain an average [*] turnaround on all document requests and dispute correspondence.

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AMENDMENT NUMBER ONE TO

PARTNERSHIP AGREEMENT

THIS FIRST AMENDMENT TO PARTNERSHIP AGREEMENT (the “First Amendment”) is made and entered into as of this              day of December, 2004 by and between Website Pros, Inc. (“Company”), a Delaware corporation located at 12735 Gran Bay Parkway West, Building 200, Jacksonville, FL 32258 and Discover Financial Services, Inc. (“DFSI”), a Delaware Corporation, located at 2500 Lake Cook Road, Riverwoods, IL 60015.

WHEREAS, Company and DFSI entered into a Partnership Agreement dated as of November 3, 2003 (“Partnership Agreement”); and

WHEREAS, DFSI and Company are agreeing to renew and extend this agreement as amended in this agreement effective November 3, 2004, for a period of [*]; and

WHEREAS, DFSI and Company wish to amend the terms of their Partnership Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.	The Section Entitled “Terms” will be modified to include these new or modified defined Terms in the Partnership Agreement. The following terms will have the following specified meanings:

a. New Terms

“Card” means a valid payment card or access device displaying a Discover or Discover Network logo, service mark or acceptance mark, or the Card Account if the Card is not present at a physical location.

“Card Account” means the account represented by a unique account number which the Cardmember may use as permitted by the Issuer.

“Company Products” means the products and services offered by Company under the Partnership Agreement, which includes but is not limited to, full-service website development, on-line marketing, internet advertising through local yellow pages directories and search engine registration.

“Discover Network” means the network that supports and services Merchants who accept Cards.

“Issuer” means a third party that DFSI has permitted to issue Cards.

“Merchant” means any business entity that accepts Cards as a form of payment.

“Net Collected Margin” means the net margin monies collected by DFSI or Company as payment for services rendered by Company on products as outlined in Exhibit D, Section 2 of this amendment. This is the total dollars received, less service fees to the third party provider of these service as described in Exhibit D Section 2 of this amendment, less chargebacks, policy adjustments, ACH returns, Company issued credits and refunds, and third party processing fees.

“Promotional Material” means welcome kit, e-newsletters, email updates and any marketing/advertising material that includes the other Party or the other Party’s Marks.

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b. Modified Terms

“Net Collected Monies” means the monies collected by DFSI or Company as payment for services rendered by Company on products as outlined in Exhibit D, Section 1 of this amendment. This is the total dollars received, less chargebacks, policy adjustments, ACH returns, Company issued credits and refunds, and third party processing fees.

2.	Section 6 “Commissions/Referral Fees/Billing Services” is replaced in its entirety with the following new language:

“6.1 Net Collected Monies.

For products and services rendered to Merchants as described in Exhibit D, Section 1 of this amendment, Company will pay DFSI commissions in an amount equal to a percentage of the Net Collected Monies received from the Merchants that are generated from DFSI customers in accordance with this Agreement, based on the schedule listed below. Net Collected Monies collected by DFSI via its billing methods will be paid to Company within [*] of the billing file receipt date, net of its commissions. Company will pay DFSI commissions on the Net Collected Monies collected by Company via its billing methods within [*] of the end of the calendar month in which these funds were received by the Company from the Merchant. The commission schedule is as follows:

•	Net Collected Monies: [*]% on all monies collected from Merchants acquired before November 30, 2004 and associated with the products described in Exhibit D, Section 1.

•	Net Collected Monies: [*]% on all monies collected from Merchants acquired between December 1, 2004 – November 30, 2005 and associated with the products described in Exhibit D, Section 1.

6.2 Net Collected Margin.

For products and services rendered to Merchants as described in Exhibit D, Section 2 of this amendment, Company will pay DFSI commissions in an amount equal to a percentage of the Net Collected Margin received from the Merchants that are generated from DFSI customers in accordance with this Agreement, based on the schedule listed below. Net Collected Margins collected by DFSI via its billing methods will be paid to Company within [*] of the billing file receipt date, net of its commissions. Company will pay DFSI commissions on the Net Collected Margins collected by Company via its billing methods within [*] of the end of the calendar month in which these funds were received by the Company from the Merchant. The commission schedule is as follows:

•	Net Collected Margin: [*]% on all Net Collected Margin collected from Merchants associated with the products described in Exhibit D, Section 2.

6.3 Billing Services.

DFSI agrees to report [*]% of all DFSI initiated credits, policy adjustments, and ACH rejects or returns in an expeditious manner as the ACH returns are

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made available occurring with the Merchant and all such events reported regardless of time period will be deducted from any Net Collected Monies or Net Collected Margin regardless of when revenues are billed and reported. DFSI agrees to also provide the following billing services pursuant to this agreement:

(a) Within [*] after the end of each calendar month in which DFSI collects money from DFSI Merchants on behalf of Company, DFSI will send Company via electronic mail a report which includes all billing activities including collected accounts, policy adjustments, credits, ACH returns and other transactions that impact Net Collected Monies or Net Collected Margin that took place in the prior month including Merchant names and account numbers,

(b) Settlement and payment of Net Collected Monies or Net Collected Margin for any specific month within [*] days of the end of that month.

6.4 Monthly Telemarketing and Retention Fee.

DFSI agrees to pay Company $[*] per month for the telemarketing and retention efforts of Company and shall be contingent upon the successful implementation of the monthly programs. DFSI and Company will work together to define monthly programs.

6.5 Welcome Kit.

Private label Welcome Kit customization will be approved by DFSI prior to Company printing.

3.	Section 7 Reports will be replaced in its entirety with a new section 7 as below:

“7. Reports.

7.1 Merchant Reports.

Company shall provide [*] reports to DFSI, in a form and format reasonably designated by DFSI to: 1) facilitate DFSI’s billing of DFSI Merchants for Online Services; and 2) provide results for each DFSI Merchant account contacted by Company for the purpose of selling Online Services.

7.2 Additional Reports.

Company will provide the following reports on a [*] and/or [*] basis:

•	[*] Retention and Renewal Reports

•	By Maturity Month/Date

•	By product line

•	By billing method

•	By billing frequency

•	By List Source

•	By Industry Classification

•	Average Lifecycle Calculation

•	[*] Cancellation Reports

•	Cancellations by reason

•	Tracked over time and within periods

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•	[*] Sales Reports

•	By day, week to date, month to date, and program to date

•	By list source

•	[*] Sales and Revenue Forecasts

•	By Product Line

•	By Month

•	[*] Telemarketing and Retention Incentive Plans and Incentive Program Results

•	[*] Website Traffic Report (to Micro-sites and other marketing sites)

•	[*] Constant Contact

•	[*] Customer Satisfaction Scores

•	Proactive Telephone Survey Results

•	Customer Care After Call Survey Results

•	Cancelled Customer survey Results

•	Executive Summary of Program – month to date

7.3 [*] Reports.

Company shall also provide [*] summaries of all the reports in Sections 7.1 and 7.2 for the [*] meetings between the Parties.

4.	Section 16.3 will be replaced in its entirety with the following language:

“16.3 Assignment.

Neither Party shall, directly or indirectly, through any sale, assignment, merger or other transaction or by operation of law, assign or transfer this Agreement or any of its rights hereunder, or delegate any of its obligations hereunder, to any Third Party without the prior written consent of the other Party that will not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of each Party and its permitted successors and assigns.”

5.	Exhibit A will be replaced in its entirety with the new Exhibit A attached hereto.

6.	The second, third and fourth bullets on Exhibit C will be replaced with the following bullets:

•	“Marketing/Billing, or other Tests.

•	Exposure on DFSI’s web site (www.discovernetwork.com).

•	Exposure on Company’s web site (www.websitepros.com).”

7.	Exhibit D will be replaced in its entirety with the new Exhibit D attached hereto.

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Exhibit A

Discover Marks

NOTE: THIS EXHIBIT A MAY BE AMENDED FROM TIME TO TIME AS REQUIRED BY COMPANY AND ALL SUCH AMENDMENTS SHALL BE INCORPORATED HEREIN.

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Exhibit D

Products And Services

1.	Products/Services Offered and Prices.

The Company Products and prices are listed on www.Discover.websitepros.com. Company may change the products and pricing upon [*] prior written approval by DFSI which shall not be unreasonably withheld.

2.	Promotion of Cards.

For all Company Products, Company agrees to display all Cards in the first position on the sites built on behalf of the Merchant.

3.	Commission Calculation.

Section 1: Company Products governed by the Net Collected Monies revenue calculations:

A)	Do-It-For-Me (DIFM) Website Design Packages:
1.	QuikPage Bundles
2.	GetSite Bundles

B)	Internet Advertising Packages:
1.	Visibility Online Bundles
2.	Additional Internet Advertising Options:
a.	Additional ‘Run of Network’ Banners
b.	Geo-Targeted Banners
c.	Constant Contact Upgrades

C)	Do-It-Yourself (DIY) Website Tools:
1.	Software Tools for Website Design including Matrix or Fusion software products at pricing as described at www.netobjects.com – co-branded version of this site including the Discover Network logo and product description would be provided as well
2.	Website Hosting Services. At pricing as described at www.websitepros.com – a co-branded version of the hosting section of the website and product description would be provided as well

Section 2: Products Governed by Net Collected Margin Revenue Share Calculations

A) Special Placement Internet Yellow Page Advertisements at Yahoo!, Switchboard, or other Properties.

B) Specialty Pay Per Click Advertising Search Engine Advertising (by category & industry)

4.	Additional Products

Additional Company Products to be considered for either Section 1 or 2 of this program will be presented by Company to DFSI in a timely fashion and Company must receive DFSI’s prior written approval before offering said products.

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IN WITNESS WHEREOF, each of the Parties have duly caused this Agreement to be executed by its duly authorized officer as of the Effective Date set forth Above.

Discover Financial Services, Inc.

By:	/s/ Gerry Wagner
Name:	Gerry Wagner
Title:	Vice President
Address:	2500 Lake Cook Road
Building 2, 3B
Riverwoods, Illinois 60015

Website Pros, Inc.

By:	/s/ Kevin M. Carney
Name:	Kevin M. Carney
Title:	Chief Financial Officer
Address:	12735 Gran Bay Parkway West
Building 200
Jacksonville, FL 32258

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